Exhibit (s)

NEW YORK POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Michael Holland, Thomas W. Jasper, Edward D’Alelio, John R. O’Neill and Daniel H. Smith, Jr., whose signatures appear below hereby makes, constitutes and appoints each of Daniel H. Smith, Jr., Eric Rosenberg, Lee M. Shaiman, Jane Lee and Marisa Beeney as true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for and in the name, place, and stead, in each individual’s capacity as a Trustee of Blackstone / GSO Floating Rate High Income Fund (the “Registrant”) to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form N-2 filed by the Registrant and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and any statement of beneficial ownership related to the common shares of beneficial interest of the Registrant on Form 3, Form 4 or Form 5, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable, granting unto said attorneys in fact and agents, and each of them, acting separately, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Each of the lawful attorneys in fact and agents named herein may act separately.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of July, 2011.

/s/ Michael Holland
Michael Holland

/s/ Thomas W. Jasper
Thomas W. Jasper

/s/ Edward D’Alelio
Edward D’Alelio

/s/ John R. O’Neill
John R. O’Neill

/s/ Daniel H. Smith, Jr.
Daniel H. Smith, Jr.